Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Announces Second Quarter 2012 Financial Results

and Provides Update on Recent Activities

Denver, Colorado, August 7, 2012 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its financial results and highlights for the second quarter ended June 30, 2012. Management’s quarterly conference call to discuss these results is scheduled for 9:00 a.m. MDT on August 10, 2012.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulatory authorities.

Second Quarter 2012 Highlights:

•                  Released further positive results from the Mt. Todd gold project’s resource conversion drilling program;

•                  Based on the favorable drilling program results, announced our decision to revise the scope of the Mt. Todd gold project feasibility study to incorporate an increased throughput rate of the processing facility;

•                  Announced encouraging metallurgical test results from the Mt. Todd gold project’s heap leach pad, which results support our goal of recovering gold from the heap leach pad while constructing the larger Mt. Todd gold project;

•                  Released further high-grade assay results from the drilling program at the Guadalupe de los Reyes gold/silver project in Mexico that are anticipated to be incorporated into a preliminary economic assessment later this year;

•                  Continued to add key personnel to our team, including John (Jack) F. Engele as Sr. Vice President and Chief Financial Officer and Seth L. Foreman as Vice President Corporate Development; and

•                  Closed a non-brokered private placement with net proceeds of $14.5 million subsequent to quarter end.

Fred Earnest, the Company’s President and Chief Executive Officer, commented, “We are continuing to execute our business goals for the year and I am looking forward to a number of key milestones through the rest of 2012.  I am pleased that, even in these difficult markets, we were able to raise capital on good terms, and am appreciative of the long-term shareholder support that made it possible.  The remainder of 2012 will be exciting for the Company as we progress toward completing an updated mineral resource estimate at the Mt. Todd gold project and a preliminary economic assessment on the Guadalupe de los Reyes gold/silver project.  We also look to complete the feasibility study on the Mt. Todd gold project late this year or early in 2013.”

Summary of Second Quarter 2012 Financial Results

We reported a net loss of $30.5 million or $0.42 per share for the three months ended June 30, 2012. This loss includes an unrealized $35.0 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”), partly offset by $13.2 million of deferred tax benefit. The decline in the value of our Midas shares is consistent with the continued decline in equity values within the junior gold sector. During the three month period ended June 30, 2011, we reported net income of $47.8 million, or $0.69 per basic and diluted share. The 2011 results included an unrealized gain of approximately $78 million that was recognized upon the completion of the combination transaction with Midas, and was partly offset by $23.6 million in deferred taxes.

Cash and cash equivalents at June 30, 2012 totaled $7.5 million, compared to $14.8 million at March 31, 2012. During the quarter, $6.6 million of this $7.3 million decrease was used for drilling, permitting and development activities at our Mt. Todd gold project and the exploration program and preliminary economic assessment at our Guadalupe de los Reyes gold/silver project; and $1.8 million was used for General and Administrative expenses.  During the quarter, the Company received $1.1 million from the exercise of warrants.

On July 30, 2012, we closed a non-brokered private placement equity offering which provided $14.5 million net proceeds to the Company.  The Company has no debt.  Proceeds from the private placement will be used to continue our technical evaluations and engineering studies, exploration and resource conversion drilling and water treatment at the Mt. Todd gold project, and for general corporate purposes.

To review the Company’s Quarterly Report on Form 10-Q for the three-month and six-month periods ended June 30, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites:  www.sedar.com, www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal quarter ended June 30, 2012 and to discuss corporate and project activities is scheduled for Friday, August 10, 2012 at 9:00 a.m. MDT.

Toll-free in North America:  1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location

http://www.snwebcastcenter.com/event/?event_id=2981

This call will be archived and available at www.vistagold.com after August 10, 2012.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 399275.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager — Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Concordia gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the ability to recover gold from the heap leach pad at the Mt. Todd gold project, the potential larger project scope at the Mt. Todd gold project, timing and completion of an updated mineral resource estimate at the Mt. Todd gold project, timing and completion of a feasibility study on the Mt. Todd gold project, and the timing and completion of a preliminary economic assessment on the Guadalupe de los Reyes gold/silver project, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing updated resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the feasibility study on the Mt. Todd gold project and completion of the preliminary economic assessment  at the Guadalupe de los Reyes gold/silver project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2012 and Vista’s Amendment 1 to its Annual Report filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the term “mineral resource.”  We advise U.S. investors that while the term is recognized by Canadian regulations, the term is not a defined term under the United States Securities and Exchange Commission’s (the “SEC”) Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.